Exhibit 1.5

[LOGO]


Suite 970, 10303 Jasper Avenue,  Edmonton,  Alberta T5J 3N6 Tel.: (780) 448-7598
Fax: (780) 426-4032


October 16, 2001

Alberta Securities Commission
New Brunswick Securities Commission
Ontario Securities Commission
Toronto Stock Exchange

Dear Sirs:

Subject:  Brocker Technology Group Ltd.

We confirm that the following  material was sent by pre-paid mail on October 15,
2001,  to  the  registered   shareholders   of  common  shares  of  the  subject
Corporation:

1.   Annual Report

2.   Notice of Meeting

3.   Information Circular

4.   Proxy

5.   Proxy Return Envelope

6.   Supplemental Mail List Card

We further confirm that copies of the above mentioned material were sent by courier on October 15, 2001, to each intermediary holding shares of the Corporation who responded to the search procedures pursuant to Canadian Securities Administrators' National Policy Statement No. 41 regarding shareholder communications.

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as agent for the subject Corporation.


Yours truly,


COMPUTERSHARE TRUST COMPANY OF CANADA


/s/  Suzanne Spencer
     --------------------
     Suzanne Spencer
     Assistant Account Manager, Client Services
     Stock Transfer


cc:  Brocker Technology Group Ltd.
     Attn: Mike Ridgeway